UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

      On August 16, 2010, India Globalization Capital, Inc. (the “Company”) held an annual meeting of Shareholders, covering the fiscal years 2009 and 2010 to elect three directors and ratify the appointment of Yoganandh & Ram (“Y&R”) as the Company’s independent registered pubic accounting firm for the 2011 fiscal year.

The official tabulations of the votes are as follows:

1.	Elect three directors to serve for the terms set forth below, or until their respective successors are duly elected and qualified:

Name	Votes For	Votes Against	Withheld	Broker Non-Votes
Dr. Ranga Krishna (1)	2,599,950	0	45,083	7,715,611
Mr. Ram Mukunda (2)	2,424,873	0	220,160	7,715,611
Mr. Richard Prins (1)	2,431,873	0	213,160	7,715,611
(1) Class B director to serve until the 2012 annual meeting of stockholders
(2) Class C director to serve until the 2013 annual meeting of stockholders

2.	Ratify the appointment of Yoganandh and Ram (“Y&R”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,767,327	560,507	32,810	0

Item 9.01.	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: August 16, 2010	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President